SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

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Confidential, for use of the Commission only

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Definitive Information Statement

                                CHINA GEWANG BIOTECHNOLOGY, INC.                             .

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

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Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11.  (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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Proposed maximum aggregate value of transaction:

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Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:

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Form, Schedule or Registration Statement No.:

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Filing Party:

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Date Filed:

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CHINA GEWANG BIOTECHNOLOGY, INC.

Xita 23C, Star International, No. 8 Jinsui Road, Pearl River New Town,

 Guangzhou City, Guangdong Province, P.R. China 510623

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of China Gewang Biotechnology, Inc. (the “Company”) have given their written consent to a resolution adopted by the Board of Directors of the Company to amend the articles of incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 100,000,000 shares.  We anticipate that this Information Statement will be mailed on June 28, 2016 to shareholders of record.  On or after July 19, 2016, the amendment of the articles of incorporation will be filed with the Nevada Secretary of State and will become effective.

Nevada corporation law permit holders of a majority of the voting power to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its shareholders to consider or vote upon the amendment of the Company’s certificate of incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.

YOU ARE REQUESTED NOT TO SEND US A PROXY.

June 28, 2016

LI WANG, Chairman

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VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

We determined the shareholders of record for purposes of this shareholder action at the close of business on June 3, 2016 (the “Record Date”).  On that date, the authorized capital stock of the Company consisted of 75,000,000 shares of common stock, $.001 par value. All 75,000,000 authorized shares of common stock were issued and outstanding on the Record Date. The following table sets forth information regarding the common stock beneficially owned by each member of our Board of Directors, by our officers and directors as a group, and by any person who, to our knowledge, owned beneficially more than 5% of the outstanding common stock as of June 3, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Li Wang(1)	8,000	0.1%
Fengxia Wu(1)	--	--
Lingjing Zhao(1)	--	--
All officers and directors as a group (3 persons)	8,000	0.1%
Hong Kong Quansheng Holding Management Co., Limited(2)	10,000,000	13.3%
Mengdi Zhang(1)	9,500,000	12.7%
Hong Kong Nuoxin Investment Management Co, Limited(3)	7,500,000	10.0%
Han Xu(2)	7,100,000	9.5%
Jun Wen(3)	5,000,000	6.7%
Xiuqin Jiang(4)	4,000,000	5.3%

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(1)    The address for Li Wang, Fengxia Wu, Lingjing Zhao and Mengdi Zhang is c/o China Gewang Biotechnology, Inc.

(2)

The address for Hong Kong Quansheng Holding Management Co., Limited is Unit A1, 7/F, Cheuk Nang Plaza 250 Hennessy Road, Wanchai, Hong Kong. Rui Zhao has voting and dispositive control over the shares owned by Hong Kong Quansheng Holding Management Co., Limited.

(3)

The address for Hong Kong Nuoxin Investment Management Co., Limited is Unit A1, 7/F, Cheuk Nang Plaza 250 Hennessy Road, Wanchai, Hong Kong. Fanfei Guan has voting and dispositive control over the shares owned by Hong Kong Quansheng Holding Management Co., Limited.

(4)

The address for Han Xu is No. 438-501-2 Binjiang East Road, Haizhu District, Guangzhou, Guangdong, P.R. China.

(5)   The address for Jun Wen is No. 1, Row 3, Zhuping District, Tongkuan, Yuanqu County, Shanxi Province, P.R. China.

(6)   The address for Xiuqin Jiang is No. 27 Dongjin Road, Jingcheng Town, Jingjiang City, Jiangsu Province, P.R. China.

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED COMMON STOCK

The Board of Directors of the Company has adopted a resolution to amend the articles of incorporation so as to increase the number of shares of common stock authorized for issuance by the Board of Directors from 75,000,000 to 100,000,000. The holders of shares representing a majority of the voting power of the Company’s outstanding common stock have given their written consent to the resolution.

Under Nevada corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Secretary of State of Nevada on or after July 19, 2016, and it will become effective on the date of such filing. The Amendment to the Certificate of Incorporation will provide that the authorized shares of capital stock of the Company will consist of 100,000,000 shares of common stock with a par value of $.001 per share.

The Board of Directors and the majority shareholders have approved the amendment to the articles of incorporation in order to provide China Gewang Biotechnology with flexibility in pursuing its long-term business objectives.  The primary reasons for the amendment are:

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Management may in the future pursue opportunities to obtain capital in order to fully implement China Gewang Biotechnology’s business plan.  A reserve of common shares available for issuance from time-to-time will enable China Gewang Biotechnology to entertain a broad variety of financing proposals.

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Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.

Management has not entered into any commitment to issue any shares, and is not engaged in any negotiations with respect to any transaction of the sort listed above. There are no outstanding options or warrants to purchase shares of the Company's common stock, nor is there any derivative security outstanding that may be converted by the holder into shares of the Company's common stock either with or without the payment of additional consideration.

As a result of the increase in authorized common stock, there will be 25,000,000 common shares available for issuance. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Company’s shareholders. Nevada law requires that the Board use its reasonable business judgment to assure that the Company obtains “fair value” when it issues shares.  Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company’s common stock.

The increase in the number of common shares available for issuance is not being done for the purpose of impeding any takeover attempt.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company.  In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make the Company unattractive to the party seeking control of the Company.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

No Dissenters Rights

Under Nevada law, shareholders are not entitled to dissenters’ rights with respect to the amendment of the Certificate of Incorporation to increase the authorized common stock.

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